UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 12, 2018

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

Purchase Agreement

On February 12, 2018, Jones Energy Holdings, LLC (“JEH”), Jones Energy Finance Corp. (“JEFC” and together with JEH, the “Issuers”), Jones Energy, Inc. (“Jones Energy” or the “Company”) and JEH’s material subsidiaries, other than JEFC (the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC (the “Initial Purchaser”) pursuant to which the Issuers agreed to sell $450,000,000 in aggregate principal amount of the Issuers’ 9.25% senior secured first lien notes due 2023 (the “New First Lien Notes”) at an offering price equal to 97.526% of par. The New First Lien Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The New First Lien Notes were resold to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchaser, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Issuers also agreed not to issue certain debt securities for a period of 60 days after February 12, 2018 without the prior consent of Credit Suisse Securities (USA) LLC.

Jones Energy used the net proceeds from the offering to repay all but $25 million of the outstanding borrowings under JEH’s existing senior secured revolving credit facility (the “Revolving Credit Facility”) and will use net proceeds from the offering to fund drilling and completion activities, and for other general corporate purposes, which may include limited repurchases of the Issuers’ existing 6.75% senior notes due 2022 and 9.25% senior notes due 2023 (the “Existing Notes”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K (this “Report”) as Exhibit 1.1 and is incorporated by reference herein.

Security Agreements

Capitalized terms not otherwise defined in this Report have the meaning set forth in the Indenture (as defined below).

In connection with the issuance of the New First Lien Notes and pursuant to the terms of the Indenture, on February 14, 2018, JEH and each of the Subsidiary Guarantors entered into an Amended and Restated Collateral Agreement with the Collateral Agent (the “JEH Collateral Agreement”) and the Company entered into an Amended and Restated Collateral Agreement with the Collateral Agent (together with the JEH Collateral Agreement, the “Collateral Agreements”). Pursuant to the Collateral Agreements, JEH and the Guarantors granted to the Collateral Agent, for the benefit of the holders of the New First Lien Notes and the lenders under the Revolving Credit Facility, a first-lien security interest in all of its right and title in the Collateral, consisting of substantially all of the Issuers’ and the Guarantors’ real and personal assets and property, as collateral security for their obligations under the New First Lien Notes, the Revolving Credit Facility and the other Priority Lien Obligations, subject to certain permitted liens and exceptions as further described in the Indenture and the Collateral Agreements; provided, that the obligations under the Revolving Credit Facility and the obligations under any commodity hedging arrangements and cash management arrangements permitted to be secured on a first-lien basis under the Revolving Credit Facility have “first-out” status to the extent of the value of the Collateral.

The foregoing descriptions of the Collateral Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Collateral Agreements, copies of which are filed with this Report as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Amendment to Credit Agreement

On February 14, 2018, in connection with the offering and sale of the New First Lien Notes and the repayment of all but $25 million of the outstanding borrowings under the Revolving Credit Facility, JEH entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of December 31, 2009, among JEH, Wells Fargo Bank, N.A., as administrative agent, and the lenders signatory thereto (as amended, the “Credit Agreement”). Among other things, the Amendment (i) permits the issuance of the New First Lien Notes and additional senior secured notes in an aggregate principal amount, together with the New First Lien Notes, not to exceed $700.0 million, (ii) permits the incurrence of liens securing the New First Lien Notes pursuant to the terms of a collateral agency agreement, (iii) reduces the borrowing base to $50.0 million, and (iv) suspends testing of the senior secured leverage ratio until March 31, 2019.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this Report as Exhibit 10.3 and is incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this Report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this Report specifically include the expected use of proceeds from the offering of the New First Lien Notes.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current economic and market conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

The information set forth below under Item 2.03 of this Report is incorporated by reference into this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture

On February 14, 2018, the Issuers, the Guarantors, UMB Bank, N.A., as trustee, and Wells Fargo Bank, National Association, as collateral agent, entered into an Indenture pursuant to which the Issuers issued the New First Lien Notes (the “Indenture”).

The New First Lien Notes are first-lien senior secured obligations of the Issuers. The New First Lien Notes are guaranteed on a first-lien senior secured basis by the Issuers and by each of the Issuers’ current Restricted Subsidiaries (except JEFC, because it is an Issuer, and two immaterial Subsidiaries). The New First Lien Notes are secured by first-priority Liens (subject to the Intercreditor Agreement and to Permitted Collateral Liens) on substantially all assets and property, whether real, personal or mixed of the Issuers and the Grantors, other than certain excluded assets, granted to the Collateral Agent for the benefit of the holders of Priority Lien Obligations, which include the New First Lien Notes, the secured parties under the Revolving Credit Facility, and any other Priority Lien Obligations.

Assets held by any of the Issuers’ Unrestricted Subsidiaries are not pledged as collateral to secure the New First Lien Notes or the guarantees thereunder.

Ranking

The New First Lien Notes are:

•                  the senior obligations of the Issuers;

•                  secured equally and ratably on a first-priority basis (subject to Permitted Collateral Liens), subject to the terms of the Collateral Agency Agreement and the Intercreditor Agreement, with all other Priority Lien Obligations by a Lien on the Collateral owned or held by the Issuers;

•                  equal in right of payment with all existing and future senior Indebtedness of either of the Issuers, including any future First Out Debt and the Existing Notes;

•                  effectively junior, pursuant to the terms of the Collateral Agency Agreement, to the extent of the value of the Collateral, to Obligations under any First Out Credit Facility;

•                  effectively junior to all existing and future secured Indebtedness of the Issuers or any of its Subsidiaries that is secured by Liens on assets other than the Collateral, to the extent of the value of such assets;

•                  structurally junior to the Indebtedness and other liabilities of existing and future Subsidiaries of the Issuers that do not guarantee the New First Lien Notes;

•                  effectively senior, to the extent of the value of the Collateral, to all existing and future unsecured Indebtedness of the Issuers, including the Existing Notes;

•                  effectively senior, pursuant to the terms of the Intercreditor Agreement, to the extent of the value of the Collateral, to any future Junior Lien Obligations; and

•                  senior in right of payment to any future subordinated Indebtedness of either of the Issuers.

Maturity and Interest

The New First Lien Notes will mature on the earliest of (i) March 15, 2023, (ii) December 31, 2021, if on such date $50.0 million or more in aggregate principal amount of the Issuers’ 6.75% Senior Notes due 2022 remain outstanding, and (iii) December 15, 2022, if on such date $50.0 million or more in aggregate principal amount of the Issuers’ 9.25% Senior Notes due 2023 remain outstanding. Interest on the New First Lien Notes accrues at the rate of 9.250% per annum and is payable semi-annually in arrears on March 15 and September 15, with the first payment due on September 15, 2018.

Redemption

At any time prior to March 15, 2020, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of New First Lien Notes issued under the Indenture, upon notice as provided in the Indenture, at a redemption price equal to 109.25% of the principal amount of the New First Lien Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of the New First Lien Notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of an Equity Offering; provided that (1) at least 65% of the aggregate principal amount of New First Lien Notes originally issued under the indenture (excluding New First Lien Notes held by JEH and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 180 days after the date of the closing of such Equity Offering.

At any time prior to March 15, 2020, the Issuers may, on any one or more occasions, redeem all or a part of the New First Lien Notes, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the New First Lien Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of the New First Lien Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after March 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the New First Lien Notes, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the New First Lien Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of holders of the New First Lien Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2020	106.938%
2021	104.625%
2022	102.313%
2023 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the New First Lien Notes or portions thereof called for redemption on the applicable redemption date.

Change of Control

If a Change of Control occurs, each holder of New First Lien Notes will have the right, except as provided below, to require JEH to repurchase all or any part of that holder’s New First Lien Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, JEH will offer to make a cash payment (a ‘‘Change of Control Payment’’) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the New First Lien Notes repurchased to the date of purchase (the ‘‘Change of Control Purchase Date’’), subject to the rights of holders of the New First Lien Notes on the relevant record date to receive interest due on the relevant interest payment date.

Events of Default

The Indenture sets forth certain Events of Default which are customary for an offering of the same type as the New First Lien Notes. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, JEH or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of JEH that, taken together, would constitute a Significant Subsidiary, all outstanding New First Lien Notes, the accrued interest thereon together with any premium, will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding New First Lien Notes, the accrued interest thereon together with any premium, may declare all the New First Lien Notes to be due and payable immediately.

Certain Covenants

The Indenture that governs the New First Lien Notes contains covenants that are customary for an offering of the same type as the New First Lien Notes and which, among other things, limit the Issuers’ ability and the ability of the Issuers’ Restricted Subsidiaries to:

•                  pay dividends on capital stock or redeem, repurchase or retire capital stock, the Existing Notes, Junior Lien Obligations or subordinated indebtedness or make loans, investments or other restricted payments;

•                  incur or guarantee additional indebtedness of issue certain types of preferred equity;

•                  transfer or sell assets;

•                  create liens;

•                  enter into agreements that restrict dividends or other payments from Restricted Subsidiaries to the Issuers;

•                  consolidate, merge or transfer all or substantially all of the Issuers’ assets;

•                  engage in transactions with affiliates; and

•                  create unrestricted subsidiaries.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed with this Report as Exhibit 4.1 and is incorporated by reference herein.

Item 8.01                                           Other Events.

On February 12, 2018, Jones Energy issued a press release announcing the pricing of the New First Lien Notes. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
1.1	Purchase Agreement, dated as of February 12, 2018, by and among Jones Energy Holdings, LLC, Jones Energy Finance Corp., Credit Suisse Securities (USA) LLC and the Guarantors (as defined therein).
4.1

Indenture, dated as of February 14, 2018, by and among Jones Energy Holdings, LLC, Jones Energy Finance Corp., Jones Energy, Inc., each of the Subsidiary Guarantors (as defined therein), UMB Bank, N.A., and Wells Fargo Bank, National Association.

10.1	Amended and Restated Collateral Agreement, dated as of February 14, 2018, made by each of the Grantors (as defined therein) in favor of Wells Fargo Bank, National Association.
10.2	Amended and Restated Collateral Agreement, dated as of February 14, 2018, made by Jones Energy, Inc. in favor of Wells Fargo Bank, National Association.
10.3

Amendment No. 12 to Credit Agreement dated as of February 14, 2018, among Jones Energy Holdings, LLC, as borrower, Jones Energy, Inc., Jones Energy, LLC, Nosley Assets, LLC Nosley SCOOP, LLC, Nosley Acquisition, LLC and Jones Energy Finance Corp., as guarantors, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release of Jones Energy, Inc. dated February 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: February 16, 2018	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer